UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.

20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

GUINNESS ATKINSON FUNDS
(Exact name of registrant as specified in its charter)

Delaware	See below
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

251 South Lake Avenue, Suite 800 Pasadena, CA	91101
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered	I.R.S. Employer Identification No.
Shares of beneficial interest, $0.01 par value of Guinness Atkinson Real Assets Income ETF	NYSE Arca, Inc.	41-2604106

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:

33-75340

Securities to be registered pursuant to Section 12(g) of the Act:

None

Item 1. Description of Registrant’s Securities to be Registered.

The securities to be registered hereunder are common shares of beneficial interest, no par value per share, of the Guinness Atkinson Real Assets Income ETF (the “Fund”), a series of the Guinness Atkinson Funds (the “Registrant”). An application for listing of the shares of the Fund has been filed with and approved by the NYSE Arca, Inc. A description of the shares of the Fund is incorporated herein by reference to Post-Effective Amendment No. 149 to the Registrant’s Registration Statement on Form N-1A filed with the Securities and Exchange Commission on September 26, 2025 (Accession No. 0001213900-25-092426). Any form of supplement to the Registration Statement that is subsequently filed is hereby also incorporated by reference herein.

Item 2. Exhibits.

(1)	Certificate of Trust dated March 6, 1997 is herein incorporated by reference to the Registrant’s Post-Effective Amendment No. 7 to the Registration Statement on Form N-1A, filed with the Securities and Exchange Commission (“SEC”) on March 20, 1997.

(2)	Trust Instrument dated March 6, 1997 is herein incorporated by reference to the Registrant’s Post-Effective Amendment No. 7 to the Registration Statement on Form N-1A, filed with the SEC on March 20, 1997.

(3)	By-laws revised as of November 14, 2005 are herein incorporated by reference to the Registrant’s Post-Effective Amendment No. 41 to the Registration Statement on Form N-1A, filed with the SEC on April 28, 2006.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Guinness Atkinson Funds, on behalf of Guinness Atkinson Real Assets Income ETF

December 10, 2025		/s/ James Atkinson
	Name:	James Atkinson
	Title:	President and Principal Executive Officer